To Become Effective Upon Filing
                                                 Pursuant to Rule 462

As filed with the U.S. Securities and Exchange Commission

                                Registration No.

-------------------------------------------------------------------

                       Securities and Exchange Commission
                              Washington D.C. 20549
                                    Form S-8


                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                   USABG CORP.
               (Exact name of issuer as specified in its charter)

      Delaware                                          11-2974406
State of Incorporation                       (I.R.S. Employer Identification No)

                       53-09 97th Place, Corona N.Y. 11368
                    (Address of Principal Executive Offices)

                        SENIOR MANAGEMENT INCENTIVE PLAN
                            (Full Title of the Plan)

                         c/o Joseph Polito - USABG CORP.
                                             53-09 97th Place,
                                             Corona, N.Y.  11368
                     (Name and Address of Agent for Service)

                                 (718) 699-0100
                  (Telephone Number including area code of agent of service)

--------------------------------------------------------------------------------

Approximate Date of Commencement of Proposed sales under the Plan: as soon as practicable after this Registration Statement becomes effective.

Total number of Pages    59

Exhibit Index begins sequentially on numbered page:     8

                      Calculation of the Registration Fees


Title of Securities  Amount to     Proposed   Proposed  Amount of
to be Registered     be registered Maximum    Maximum   Registra-
                                   Offering   Aggregate tion Fee
                                   Price Per  Offering
                                   Share      Price
-----------------------------------------------------------------


Shares of
Common Stock
 .001 par value
per share                500*      $1.10     $    550.00   $   .16
                     200,000**      2.125     425,000.00    125.38
                    --------                 -----------   -------

         Total =     200,500                 $425,550.00   $125.54





* to amend prior Registration Statement filed February 28, 1997 which inadvertently deleted such shares which had been authorized as a year end bonus to its employees pursuant to the Company's Senior Management Incentive Plan and hereby register such 500 shares.

**the issuance of the 200,000 shares of Common Stock being registered hereby were authorized by the Company on December 5, 1997 and issued in escrow in March 1998 pending vesting pursuant to the Company's Senior Management Incentive Plan.

(1) merely for the purpose of computing the Registration Fee and not as an indicated indicia of market value.

PART I    INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

Item 1.   Plan Information

                  (See attached Exhibit Four)

Item 2.           Registrant Information and Employee Plan Annual
                  Information

                  All employee participants are entitled to, without charge, upon written or oral request, a copy of all documents referenced below which are incorporated by reference in Item 3 of Part II of the registration statement (the "Registration Statement"). Such documents are incorporated by reference in the Section 10(a) prospectus and shall be provided without charge. Any such other documents required to be provided to employee participants pursuant to Rule 428(b) of the Securities Act of 1933 (the "Act") shall likewise be provided without charge, upon written or oral request made to Ronald J. Polito, Secretary, 53-09 97th Place, Corona, New York 11368,
                  (718) 699-0100.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

                  There are incorporated herein by reference the following documents:

         a. USABG Corp.'s Amendment No. 2 to Form SB-2 (the "Company"), as filed with the Securities and Exchange Commission (the "Commission") on June 2, 1998, which contains certified financial statements for the Company's latest fiscal year ended June 30, 1997.

         b. The Company's Forms 10-QSB filed with the Commission for the quarters ended December 31, 1997 and March 31, 1998.

         c. The description of the Company's common stock contained in the Company's Amendment No. 2 to Form SB-2 as filed with the Commission on June 2, 1998.

         d. All reports subsequently filed by the Company pursuant to the Sections 13 (a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  The Company has authorized 50,000,000 shares of Common Stock, par value $.001 ("Common Stock"), and 10,000,000 shares of Preferred Stock.

                  A maximum of 2,000,000 shares of Common Stock (the "Common Stock"), par value $.001 per share, may be issued pursuant to the Company's Senior Management Incentive Plan (the "Plan"). This Registration Statement serves also to reflect and memorialize the Amendment to the Plan which occurred at the Company's annual meeting held on January 9, 1997 at which time the number of shares issuable under the Plan was increased from 1,000,000 to 2,000,000. The Company hereby registers 200,500 shares of Common Stock only consisting of 200,000 restricted shares of Common Stock authorized December 5, 1997 to certain Executive Officers of the Company pursuant to the Plan and issued, in escrow in March 1998 pending vesting. The remaining 500 shares represent shares that were to have been issued and registered pursuant to and under the Form S-8 Registration Statement filed February 24, 1997 having been authorized for issuance on December 2, 1996 to certain employees of the Company, but which were, through inadvertence, not included in said Registration Statement.

                  Holders of the Company's Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of the majority of the outstanding shares of Common Stock are able to elect the entire board of directors and, if they do so, minority stockholders would not be able to elect any members to the board of directors.

                  The Company's board of directors has authority, without action by the Company's stockholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which if done would reduce the existing stockholder's percentage ownership of the Company and may dilute the book value of the Common Stock.

                  Stockholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption, carries no subscription or conversion rights.

                  In the event of liquidation of the Company, the holders of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities and priority payment to the preferred shareholders.

                  Holders of Common Stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends.

                  During the last two fiscal years the Company has not paid cash dividends on its Common Stock and does not anticipate that it will pay cash dividends in the foreseeable future.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  The Company's Charter, By-Laws and Delaware General Corporation Law indemnify all persons so identified as being covered including officers and directors, from personal liability as described below:

         a. The Company's Certificate of Incorporation provides that its officers an directors (and others) are entitled to indemnification from the Company to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time.

         b. The Company's By-Laws provide that the board of directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or a fine rendered or levied against, a present or former director, officer or employee of the Company in an action brought by a third part against such person, whether or not the Company is joined as a party defendant to impose a liability or penalty on such a person for an act alleged to have been committed by such person while a director, officer, or employee, or by the corporation, or by both; provided, the board of directors determines in good faith that such director, officer, or employee was acting in good faith within what he reasonably believed to be in the scope of his employment or authority and for a purpose which he reasonably believed to be in the best interest of the Company or its stockholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. This Paragraph does not apply to any action instituted or maintained in the right of the Company by a stockholder or a holder of a voting trust certificate representing shares of the Company. The provisions of the Paragraph shall apply to the estate, executor, administrator, heirs, legatee,s or devisees of a director, officer, or employee, and the term "person" where used in this Paragraph shall include the estate, executor, administrator, heirs, legatees, or devisees of such person.

         c.       Further, the Company's Certificate of Incorporation
                  provides that the Company's directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware shall hereafter be amended so as to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as then amended.

                  INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT IS THEREFORE UNENFORCEABLE.

                  IN THE EVENT THAT A CLAIM FOR INDEMNIFICATION AGAINST SUCH LIABILITIES (OTHER THAN THE PAYMENT BY THE COMPANY OR EXPENSES INCURRED OR PAID BY A DIRECTOR, OFFICER, OR CONTROLLING PERSON OF THE COMPANY IN THE SUCCESSFUL DEFENSE OF ANY SUCH ACTION, SUIT OR PROCEEDING) IS ASSERTED BY SUCH DIRECTOR, OFFICER OR CONTROLLING PERSON OF THE COMPANY IN CONNECTION WITH THE SECURITIES BEING REGISTERED, THE COMPANY WILL, UNLESS IN THE OPINION OF ITS COUNSEL THE MATTER HAS BEEN SETTLED BY
                  CONTROLLING PRECEDENT SUBMIT TO A COURT OF APPROPRIATE JURISDICTION THE QUESTION WHETHER SUCH INDEMNIFICATION BY IT IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND WILL BE GOVERNED BY THE FINAL ADJUDICATION OF SUCH ISSUE.

Item 7.           Exemption from Registration Claimed

                  Not Applicable.

Item 8.           Exhibits

                  Exhibit 4.                Senior Management Incentive Plan and

                  Exhibit 5.                Opinion of Sol Freedman, Esq.

                  Exhibit 23.               Consent of Sol Freedman, Esq.*

                  Exhibit 23.1              Consent of Scarano & Tomaro, P.C.

                  *  Contained in opinion of Sol Freedman, Esq.

Item 9.           Undertakings

         a.       The undersigned registrant hereby undertakes:

                  i. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (1)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933 (the "Securities Act");

                           (2) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

                           (3)      To  include   any   additional   or  changed
                                    material   information   on  the   plan   of
                                    distribution.

                  Provided, however, that Paragraphs a.i. (1) and a.i. (2) do not apply if the Registration Statement is on Form S- 8, and the information required to be included in a post-effective amendment is incorporated by reference from periodic reports filed by the small business issuer under the Exchange Act.

                  ii. That, for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                                  EXHIBIT INDEX


EXHIBIT NUMBERS                           ITEM
---------------                           ----


         4                   Senior Management Incentive Plan and

         5                   Opinion of Sol Freedman, Esq.

        23                   Consent of Sol Freedman, Esq. *

        23.1                 Consent of Scarano & Tomaro, P.C.

                  * Contained in opinion of Sol Freedman, Esq.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on it's behalf by the undersigned, thereunto duly authorized in New York, NY on this 23rd day of June, 1998.



                                                 By:  /S/Joseph Polito
                                                         -------------
                                                         JOSEPH POLITO
                                                         Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of USABG Corp. has been signed by the following persons in the capacities and on the dates indicated.


Signatures                    Title                      Date
----------                    -----                      ----

/S/ Joseph Polito         President/Director            6/23/98
-----------------
JOSEPH POLITO             (Chief Executive Officer)


/S/ Ronald Polito         Secretary and Director        6/23/98
-----------------
RONALD POLITO


/S/ Steven Polito         Treasurer and Director        6/23/98
-----------------
STEVEN POLITO


_______________________   Director                      ________________
MARVIN WEINSTEIN


/S/ Ronald Murphy         Director                      6/23/98
-----------------
RONALD MURPHY

                                    EXHIBIT 4

                        SENIOR MANAGEMENT INCENTIVE PLAN

                  SENIOR MANAGEMENT INCENTIVE PLAN OF U.S. BRIDGE CORP.

1.       PURPOSE OF THE PLAN
         The purpose of the Senior Management Incentive Plan ("the Management Plan") of U.S. Bridge Corp. ("the Corporation") is to provide an incentive to key management employees whose present and potential contributions to the Corporation and/or its Subsidiaries (as such term is defined in Section 2 below) are, or will be, important to the success of the Corporation by affording said employees an opportunity to acquire a proprietary interest in the Corporation. It is intended that this purpose will be effected through the issuance of (i) incentive stock rights; (ii) stock options; (iii) stock appreciation rights;
(iv) limited stock appreciation rights; and (v) shares of Common Stock, $.001 par value per share, of the Corporation ("Common Stock") subject to restrictions on disposition ("restricted shares") (collectively, such options, rights and restricted shares are referred to herein as "Awards"). Stock options which qualify as "Incentive Stock Options" under Section 422A of the Internal Revenue Code of 1986, as it hereafter may be amended (the "Code"), may be granted under the Management Plan. Such options are sometimes referred to collectively as "ISOs". Options which do not qualify as ISOs ("non-ISOs") may also be granted under the Plan.

2.       ELIGIBILITY
         Awards may be made or granted to those key management employees of the Corporation and/or its Subsidiaries who are deemed to have the potential to have a significant effect on the future success of the Corporation (such eligible persons being referred to herein as "Eligible Participants"). The term "management employees" shall include executive officers, key employees, and consultants of the Corporation and/or its Subsidiaries. A Director of the Corporation, and/or any of its Subsidiaries, who is not also an employee of the Corporation, and/or of one of its Subsidiaries, will not be eligible to receive any Awards under the Management Plan. No ISO shall be granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the employer Corporation (as such term is used in the Code) or any Parent or Subsidiary of the employer Corporation, provided, however, that an ISO may be granted to such an employee if at the time such ISO is granted, the option price is at least one hundred ten percent (110%) of the fair market value of stock subject to the ISO on the date of grant (as determined pursuant to Subsection 8(a) hereof) and such ISO is by its terms not exercisable after the expiration of five (5) years from the date such option is granted. The exercise price of the non-ISOs may not be less than 85% of the fair market value of the Common Stock on the date of grant. The terms "Subsidiary" and "Parent") as used herein shall have the meanings given them in Section 425 of the Code. Awards may be made to executive personnel who hold, or have held, options, rights, or shares under the Management Plan or under any other plans of the Corporation.

3.       STOCK SUBJECT TO THE PLAN
         The shares that may be issued upon exercise of options and rights and which may be issued as restricted shares under the Management Plan shall not exceed in the aggregate 2,000,000 shares of the Common Stock, as adjusted to give effect to the anti-dilution provisions contained in Section 12 hereof. Such shares may be authorized and unissued shares, or shares purchased by the Corporation and reserved for issuance under the Management Plan. If a stock option or incentive stock right for any reason expires or is terminated without having been exercised in full, or if shares restricted are repurchased by the Corporation in accordance with the terms thereof, those shares relating to an unexercised stock option or incentive stock rights or shares which have been repurchased shall again become available for grant and/or sale under the Management Plan.

4.       AWARDS UNDER THE PLAN
         Awards under the Management Plan may be of five types: "Incentive stock rights," "stock options," "stock appreciation rights." "limited stock appreciation rights," and "restricted shares." "Incentive stock rights" are composed of incentive stock units which give the holder the right to receive, without payment of cash or property to the Corporation, shares of Common Stock, subject to the terms, conditions, and restrictions described in Section 7 hereof. An option, including as ISO, is a right to purchase Common Stock in accordance with Section 8 hereof. A "stock appreciation right" is a right given to the holder of a stock option to receive, upon surrender of all or a portion of his stock option without payment of cash or property to the Corporation, a number of shares of Common stock and/or cash determined pursuant to a formula in accordance with Section 9 hereof. A "limited stock appreciation right" is a right given to a holder of a stock option to receive, upon the occurrence of certain events generally constituting a change in control of the Corporation, a number of shares of Common Stock and/or cash upon surrender of all or a portion of his stock option without the payment of cash or property to the Corporation, in accordance with Section 10 hereof. "Restricted shares" are shares of Common Stock which, following issuance, are nontransferable and subject to substantial risk of forfeiture until specific conditions based on continuing employment or achievement or preestablished performance objectives are met, in accordance with
Section 11 hereof. All references to "cash" herein shall mean "cash or certified check."

5.       ADMINISTRATION
         (a) Procedure. The Management Plan shall be administered by the Board of Directors or by a Committee of the Board of Directors (the "Committee"), if one is appointed for this purpose. Committee members shall serve for such term as the Board of Directors may in each case determine and shall be subject to removal at any time by the Board of Directors. Members of the Board of Directors who are either eligible for Awards or have been granted Awards may not vote on any matters affecting the administration of the Management Plan or the grant of any Award pursuant to the Management Plan.

         (b) Powers of the Board or Committee. As used herein, except as the Committee's powers are specifically limited in Sections 5, 6, 20, and 21 hereof, reference to the Board of Directors shall mean such Board or the Committee, whichever is then acting with respect to the Management Plan. Subject to the provisions of the Management Plan, the Board of Directors shall have the authority in its discretion: (i) to determine, upon review of the relevant information, the fair market value of the Common Stock; (ii) to determine the exercise price per share of stock options to be granted; (iii) to determine the Eligible Participants to whom, and time or times at which, Awards shall be granted and the number of shares to be issuable upon exercise of each stock option or right sold pursuant to restricted stock purchase agreements; (iv) to construe and interpret the Management Plan; (v) to prescribe, amend, and rescind rules and regulations relating to the Management Plan; (vi) to determine the terms and provisions of each Award (which need not be identical); and (vii) to make all other determinations necessary to or advisable for the administration of the Management Plan. Notwithstanding the foregoing, in the event any employee of the Corporation or of any of its Subsidiaries granted an Award under the Management Plan is, at the time of such grant, a member of the Board of
Directors of the Corporation, the grant of such Award shall, in the event the Board of Directors at the time such Award is granted is not deemed to satisfy the requirement of Rule 16(b)-3(b)(2)(i) or (ii) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), be subject to the approval of an auxiliary committee consisting of not less than three persons all of whom qualify as "disinterested persons" within the meaning of Rule 16(b)-3(d)(3) promulgated under the Exchange Act. In the event the Board of Directors deems it impractical to form a committee of disinterested persons, the Board of Directors is authorized to approve any award under the Management Plan.

6.       DURATION OF THE PLAN
         The Management Plan shall become effective upon the approval of the requisite vote of the stockholders of the Corporation, and upon the approvals, if required, of any other public authorities. The Management Plan shall remain in effect for a term of ten (10) years from the date of adoption by the Board unless sooner terminated under Section 20 hereof. Notwithstanding any of the foregoing to the contrary, the Board of Directors (but not the Committee) shall have the authority to amend the Management Plan pursuant to Section 20 hereof; provided, however, that Awards already made shall remain in full force and effect as if the Management Plan had not been amended or terminated.

7.       INCENTIVE STOCK RIGHTS
         The Board of Directors, in its discretion, may grant to Eligible Participants incentive stock rights composed of incentive stock units. Incentive stock rights shall be granted pursuant to incentive stock rights agreements in such form, and not inconsistent with the Management Plan, as the Board of Directors shall approve from time to time and shall include substantially the following terms and conditions as determined by the Board of Directors:

(a) Incentive Stock Units. An incentive stock rights agreement shall specify the number of incentive stock units to which it pertains. Each incentive stock unit shall be equivalent to one share of Common Stock. Each incentive stock unit shall entitle the holder thereof to receive, subject to the lapse of the incentive periods (as hereinafter defined), without payment of cash or property to the Corporation, one share of Common Stock in consideration for services performed by the Eligible Participant for the Corporation or for any one of its Subsidiaries.

(b) Incentive Period. The holder of incentive stock rights shall be entitled to receive shares of Common Stock only after the lapse of such incentive periods and in such manner, as shall be fixed in the discretion of the Board of Directors at the time of grant of such incentive stock rights. (Such period so fixed is herein referred to as an "incentive period"). To the extent the holder of incentive stock rights receives shares of Common Stock on the lapse of an incentive period, an equivalent number of incentive stock units subject to such rights shall be deemed to have been discharged.

(c) Termination by Reason of Death or Disability. In the event that the recipient of incentive stock rights ceases to be employed by the Corporation and/or by any of its Subsidiaries during an incentive period, due to death or permanent disability (as determined by the Board of Directors), the holder of incentive stock rights or, in the case of the death of the holder, the personal representatives, heirs, or legatees of such holder shall be entitled to receive a number of shares equal to an amount determined by multiplying the total number of incentive stock units applicable to such incentive period by a fraction, the numerator of which shall be the number of full calendar months between the date of grant of the incentive stock rights and the date of such termination and the denominator of which shall be the number of full calendar months between the date of grant and the date such incentive period for such units would, but for such termination, have lapsed. For purposes of this Subsection 7(c), this shall constitute a lapse of the incentive period with respect to the number of incentive stock units equal to the number of shares issued. Units upon which the incentive period do not lapse pursuant to the foregoing sentence shall terminate and be null and void on the date on which the recipient ceases to be employed by the Corporation and/or by any of its Subsidiaries.

(d) Termination for Any Other Reason. In the event that the employment, by the Corporation or by any of its Subsidiaries, of the recipient to whom incentive stock rights have been issued under the Management Plan terminates for any reason (including dismissal by the Corporation or by any of its Subsidiaries, with or without cause) other than death or permanent disability, such rights as to which the incentive period has not lapsed shall terminate and be null and void on termination of the relationship.

(e) Issuance of Shares. Upon the lapse of an incentive period, the Corporation shall deliver to the holder of the related incentive stock unit a certificate or certificates representing the number of shares of Common Stock equal to the number of incentive stock units with respect to which an incentive period has lapsed. The Corporation shall pay all applicable transfer or issue taxes.

8.       OPTIONS
         Options shall be evidenced by stock option agreements in such form, and not inconsistent with the Management Plan, as the Board of Directors shall approve from time to time, which agreements shall contain in substance the following terms and conditions:

(a) Option Price; Number of Shares. The option price, which shall be approved by the Board of Directors, shall in no event be less than one hundred percent (100%) in the case of ISOs, except with respect to 10% stockholders whereby the price shall be 110%, and in the case of non-ISOs, eight-five percent (85%) of the fair market value of the Corporation's Common Stock at the time the option is granted. The fair market value of the Common Stock, for the purposes of the Management Plan, shall mean: (i) if the Common Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Common Stock on the principal securities exchange on which it is listed or on NMS, as the case may be, on the date of grant (or if there is no closing price for such date of grant, then the last preceding business day on which there was a closing price); or (ii) if the Common Stock is traded in the over-the-counter market and quotations are published on the NASDAQ quotation system (but not on NMS), the closing bid price of the Common Stock on the date of grant as reported by NASDAQ (or if there are no closing bid prices for such date of grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Common Stock is traded in the over-the-counter market but bid quotations are not published by NASDAQ, the closing bid price per share for the Common Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Common Stock.

The option agreement shall specify the total number of shares to which it pertains and whether such options are ISOs or are not ISOs. With respect to ISOs granted under the Management Plan, the aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by such employee during any calendar year shall not exceed $100,000 under all plans of the employer Corporation or its Parent or Subsidiaries.

(b) Waiting Period and Exercise Dates. At the time an option is granted, the Board of Directors will determine the terms and conditions to be satisfied before shares may be purchased, including the dates on which shares subject to the option may first be purchased. (The period from the date of grant of an option until the date on which such option may first be exercised is referred to herein as the "waiting period".) At the time an option is granted, the Board of Directors shall fix the period within which it may be exercised which shall not be less than one (1) year nor, for an ISO, more than ten (10) years (not more than 5 years for 10% stockholders) from the date of grant or, for a non-ISO, for more than thirteen (13) years from the date of grant. (Any of such periods is referred to herein as the "exercise period.")

(c) Form and Time of Payment. Stock purchased pursuant to an option agreement shall be paid for at the time of purchase either in (i) cash or by certified check or, in the discretion of the Board of Directors, as set forth in the stock option agreement; (ii) through the delivery of shares of Common Stock; or (iii) in a combination of the methods described above. Upon receipt of payment, the Corporation shall, without transfer or issue tax to the option holder or other person entitled to exercise the option, delivered to the option holder (or such other person) a certificate or certificates for the shares so purchased.

(d) Effect of Termination or Death. In the event that an option holder ceases to be an employee of the Corporation or of any of its Subsidiaries for any reason other than permanent disability (as determined by the Board of Directors) or death, any option, including any unexercised portion thereof, which was otherwise exercisable on the date of termination, shall expire unless exercised within a period of three months from the date on which the option holder ceases to be so employed, but in no event after the expiration of the exercise period, provided, however, that if the Board of Directors shall determine that an option holder shall have been discharged for cause, options granted and not yet exercised shall terminate immediately and be null and void as of the date of discharge. In the event of the death of an option holder during this three month period, the option shall be exercisable by his or her personal representatives, heirs, or legatees to the same extent that the option holder could have exercised the option if he had not died, for the three months from the date of death, but in no event after the expiration of the exercise period. In the event of the permanent disability of an option holder while an employee of the Corporation or of any of its Subsidiaries, any option granted to such employee shall be exercisable for twelve (12) months after the date of permanent disability, but in no event after the expiration of the exercise period. In the event of the death of an option holder while an employee of the Corporation or of any of its Subsidiaries, or during the twelve (12) month period after the date of permanent disability of the option holder, that portion of the option which had become exercisable on the date of death shall be exercisable by his or her personal representatives, heirs, or legatees at any time prior to the expiration of one (1) year from the date of the death of the option holder, but in no event after the expiration of the exercise period. Except as the Board of Directors shall provide otherwise, in the event an option holder ceases to be an employee of the Corporation or of any of its Subsidiaries for any reason, including death, prior to the lapse of the waiting period, his option shall terminate and be null and void.

(e) Other Provisions.  Each option granted under the Management Plan may contain
such  other  terms,  provisions,   and  conditions  not  inconsistent  with  the
Management Plan as may be determined by the Board of Directors.

9.       STOCK APPRECIATION RIGHTS
         The Board of Directors may grant, in its discretion, stock appreciation rights to the holder of any stock option under the Management Plan. Such rights shall be granted pursuant to a stock appreciation rights agreement in such form, and not inconsistent with the Management Plan, as the Board of Directors shall approve from time to time (and which may be incorporated in the stock option agreement governing the terms of the related option) and shall include substantially the following terms and conditions as the Board of Directors shall determine:

(a) Grant. Each right shall relate to a specific option granted under the Management Plan and shall be granted to the option holder either concurrently with the grant of such option or at such later time as determined by the Board of Directors.

(b) Exercise. A stock appreciation right shall entitle an option holder to receive, without payment of cash or property to the Corporation, a number of shares of Common Stock, cash, or a combination thereof in the amount determined pursuant to Subsection 9(c) below. The Board of Directors shall determine whether such payment shall be made in Common Stock, cash, or a combination thereof. Unless otherwise determined by the Board of Directors, a right shall be exercisable to no greater extent nor upon any more favorable conditions than its related option is exercisable under Subsection 8(b) hereof. An option holder wishing to exercise a right in accordance with this Subsection 9(b) shall give written notice of such exercise to the Corporation, which notice shall state that the holder of the right elects to exercise the right and the number of shares in respect of which the right is being exercised. The effective date of exercise of a right shall be the date on which the Corporation shall have received such notice. Upon receipt of such notice, the Corporation shall (i) deliver to the option holder or other person entitled to exercise the right, a certificate or certificates representing such shares; and /or (ii) pay cash to the option holder or other person entitled to exercise the right. The Corporation shall pay all applicable transfer or issue taxes. Notwithstanding the provisions of this section, no stock appreciation right may be exercised within a period of six months on the date of grant of such stock appreciation right and no stock appreciation right granted with respect to an ISO may be exercised unless the fair market value of the Common Stock on the date of exercise exceeds the exercise price of the ISO.

(c) Number of Shares or Amount of Cash. The number of shares which shall be issued pursuant to the exercise of a stock appreciation right shall be determined by dividing (i) that portion, as elected by the option holder, of the total number of shares which the option holder is eligible to purchase pursuant to Subsection 8(b) hereof (and as adjusted pursuant to Section 12 hereof), multiplied by the amount (if any) by which the fair market value (as determined in accordance with Subsection 8(a) hereof) of a share of Common Stock on the exercise date exceeds the option exercise price of the related option; by
(ii) the fair market value of a share of Common stock on the exercise date. In lieu of issuing shares of Common Stock on the exercise of a right, the Board of Directors may elect to pay the cash equivalent of the fair market value on the exercise date of any or all of the shares which would otherwise be issuable on exercise of the right. No fractional shares shall be issued under this Subsection 9(c). In lieu of fractional shares, the option holder shall be entitled to receive a cash adjustment equal to the same fraction of the fair market value per share of Common Stock on the date of exercise.

(d) Effect of Exercise. Upon the exercise of stock appreciation rights, the related option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such stock appreciation rights are exercised and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of options under the Management Plan. Upon the exercise or termination of the related option, the stock appreciation rights with respect to such related option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

(e) Effect of Termination or Death. In the event that an option holder ceases to be an employee or consultant of the Corporation or of any of its Subsidiaries for any reason, his stock appreciation rights shall be exercisable only to the extent and upon the conditions that their related options are exercisable under Subsection 8(d).

10.      LIMITED STOCK APPRECIATION RIGHTS
         The Board of Directors may grant, in its discretion, limited stock appreciation rights ("Limited Rights") to the holder of any option with respect to all or a portion of the shares subject to such option. Such Limited Rights shall be granted pursuant to an agreement in such form, and not inconsistent with the Management Plan, as the Board of Directors shall approve from time to time (and which may be incorporated in the stock option agreement governing the terms of the related option) and shall include substantially the following terms and conditions as the Board shall determine:

(a) Grants. A Limited Right may be granted concurrently with the grant of the related option or at such later time as determined by the Board of Directors.

(b) Exercise. Unless otherwise determined by the Board of Directors, a Limited Right may be exercised only during the period (a) beginning on the first day following any one of (i) the date of approval by the stockholders of the Corporation of an Approved Transaction (as defined in Subsection 10(e) below),
(ii) the date of a Control  Purchase (as defined in  Subsection  10(e) below) or
(iii) the date of a Board Change (as defined in Subsection 10(e) below); and (b) ending on the thirtieth day (or such other date specified in the stock option agreement) following such date (such period herein referred to as the "Limited Right Exercise Period"). Each Limited Right shall be exercisable during the Limited Right Exercise Period only to the extent the related option is then exercisable and in no event after the termination of the related option. Limited Rights granted under the Management Plan shall be exercisable in whole or in part by notice to the Corporation. Such notice shall state that the holder of the Limited Rights elects to exercise the Limited Rights and the number of shares in respect of which the Limited Rights are being exercised. The effective date of exercise of a Limited Right shall be deemed to be the date on which the Corporation shall have received such notice.

(c) Amount Paid Upon Exercise. Upon the exercise of Limited Rights, the holder shall receive in cash an amount equal to the excess of (i) the fair market value (as determined pursuant to Subsection 8(a) above), on the date of exercise of such Limited Rights, of each share of Common Stock with respect to which such Limited Right shall have been exercised; over (ii) the exercise price per share of Common Stock subject to the related option.

(d) Effect of Exercise. Upon the exercise of Limited Rights, the related option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which such Limited Rights are exercised and shall be considered to have been exercised to that extent for purposes of determining the number of shares of Common Stock available for the grant of options under the Management Plan. Upon the exercise or termination of the related option, the Limited Rights with respect to such related option shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related option was so exercised or terminated.

(e) Definitions. For purposes of this Section 10:

         (i) An "Approved Transaction" shall mean (A) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities, or other property, other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation; or (C) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation.

         (ii) A "Control Purchase" shall mean circumstances in which any person (as such term is defined in Sections 13(d)(2) and 14(d)(2) of the Exchange Act), corporation, or other entity (other than the Corporation or any employee benefit plan sponsored by the Corporation or any of its Subsidiaries) (A) shall purchase any common Stock of the Corporation (or securities convertible into the Corporation's Common Stock) for cash, securities, or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board of Directors; or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Corporation ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of Directors (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire the Corporation's securities).

         (iii) A "Board Change" shall mean circumstances in which, during any period of two consecutive years or less, individuals, who at the beginning of such period constitute the entire Board, shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least a majority of the Directors then still in office.

11.      RESTRICTED SHARES
         The Board of Directors may authorize, in its discretion, the issuance of restricted shares of Common Stock to Eligible Participants pursuant to restricted share agreements in such form, and not inconsistent with the Management Plan, as the Board of Directors shall approve from time to time. Any amount of restricted shares issued shall be subject to the following terms:

         (a) Restricted Period and Price. The Board of Directors shall prescribe restrictions, terms, and conditions, including but not limited to the period ("restricted period") during which the holder must continue to render services to the Corporation in order to retain the restricted shares, in addition to those provided in the Management Plan. The Board shall determine the price, if any, to be paid by the holder for the restricted shares. Upon forfeiture of any restricted shares, any amount paid by the holder shall be repaid in full by the Corporation.

         (b) Issuance of Restricted Shares. Restricted shares, when issued, will be represented by a stock certificate or certificates registered in the name of the holder to whom such restricted shares shall have been awarded. During the restricted period, certificates representing the restricted shares and any securities constituting retained distributions (as defined below in Subsection 11(c)) shall bear a restrictive legend to the effect that ownership of the restricted shares, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Management Plan and the applicable restricted shares agreement. Such certificates shall be deposited by such holder with the Corporation, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Corporation of all or any portion of the restricted shares and any retained distributions that shall be forfeited or that shall not become vested in accordance with the Management Plan and the applicable restricted shares agreement.

         (c) Rights With Respect to Restricted Shares. Restricted shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The holder will have the right to vote such restricted shares, to receive and retain all regular cash dividends and such other distributions as the Board may in its sole discretion designate, pay, or distribute on such restricted shares, and to exercise all other rights, powers, and privileges of a holder of Common Stock with respect to such restricted shares, with the exception that (i) the holder will not be entitled to delivery of the stock certificate or certificates representing such restricted shares until the restricted period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Corporation will retain custody of the stock certificates representing the restricted shares during the restricted period; (iii) other than regular cash dividends and such other distributions as the Board may in its sole discretion designate, the Corporation will retain custody of all distributions ("retained distributions") made or declared with respect to the restricted shares (and such retained distributions will be subject to the same restrictions, terms, and conditions as are applicable to the restricted shares) until such time, if ever, as the restricted shares with respect to which such retained distributions shall have been made, paid, or declared shall have become vested, and such retained distributions shall not bear interest or be segregated in separate accounts; (iv) the holder may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the restricted shares or any retained distributions during the restricted period; and (v) a breach of any restrictions, terms, or conditions provided in the Management Plan or established by the Board with respect to any restricted shares or retained distributions will cause a forfeiture of such restricted shares and any retained distributions with respect thereto.

         (d) Completion of Restricted Period. On the last day of the restricted period with respect to each Award of restricted shares, and upon the satisfaction of any other applicable restrictions, terms, and conditions, all or part of such restricted shares shall become vested, and any retained distributions with respect to such restricted shares shall become vested. Unless the Administrator determines otherwise, any such restricted shares and retained distributions that shall not have become vested upon the termination of employment of the holder shall be forfeited to the Corporation, and the holder shall not thereafter have any rights (including dividend and voting rights) with respect to such restricted shares and retained distributions that shall have been so forfeited, provided, however, that if a holder shall die, become totally disabled, or be terminated by the Corporation without cause during a restricted period with respect to any restricted shares, then, unless the restricted share agreement relating to such shares provides otherwise, the restricted period applicable to each Award of restricted shares to such holder shall be deemed to have expired and all such restricted shares and retained distributions shall become vested.

12.      RECAPITALIZATION
         In the event that dividends are payable in Common Stock or in the event there are splits, subdivisions or combinations of shares of Common Stock, the number of shares available under the Management Plan shall be increased or decreased proportionately, as the case may be, and the number of shares delivered upon the exercise hereafter of any stock option or stock appreciation right, upon distribution pursuant to incentive stock rights theretofore granted or issued pursuant to restricted share agreements theretofore entered into, shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price (where applicable).

13.      ACCELERATION
         Notwithstanding any contrary waiting period in any stock option agreement, any incentive period in any incentive stock rights agreement, or any restricted period with respect to any restricted shares issued pursuant to any restricted shares agreement or in the Management Plan, but subject to any determination by the Board of Directors to provide otherwise at the time such Award is granted or subsequent thereto, each outstanding option granted under the Management Plan shall, except as otherwise provided in the stock option agreement, become exercisable in full for the aggregate number of shares covered thereby, and each share issuable upon lapse of an incentive period or each share issued pursuant to a restricted share agreement, except as otherwise provided in the incentive stock rights agreement or restricted share agreement, as the case may be, shall vest unconditionally on the first day following the occurrence of any of the following: (a) the approval by the stockholders of the Corporation of an Approved Transaction; (b) a Control Purchase; or (c) a Board Change.

14.      CONTINUATION  OF  RELATIONSHIP;  LEAVE OF  ABSENCE
         (a) Nothing in the Management Plan or any Award made hereunder shall interfere with, or limit in any way, the right of the Corporation or of any of its Subsidiaries to terminate any Eligible Participant's employment at any time, nor confer upon any Eligible Participant any right to continue any such relationship with the Corporation or any of its Subsidiaries.

         (b) For purposes of the Management Plan, (i) a transfer of a recipient of options, rights, or restricted shares hereunder from the Corporation to one of its Subsidiaries or vice versa, or from one Subsidiary to another; or (ii) a leave of absence duly authorized by the Corporation shall not be deemed a termination of employment or a break in the incentive, waiting, exercise, or restricted period, as the case may be. In the case of any employee on an approved leave of absence, the Board of Directors may make such provisions with respect to continuance of stock rights, options, or restricted shares previously granted while on leave from the employ of the Corporation or one of its Subsidiaries as it may deem equitable.

15.      GENERAL RESTRICTION
         Each Award made under the Management Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine, in it sole and subjective discretion, that (i) the registration, qualification, or listing of the shares subject to such Award upon a securities exchange or under any state or federal law; or (ii) the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting or exercise of such Award, the Corporation shall not be required to issue such shares unless such registration, qualification, listing, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Nothing in the Management Plan or any agreement or grant hereunder shall obligate the Corporation to effect any such registration, qualification or listing.

16.      RIGHTS AS A STOCKHOLDER
         The holder of a stock option, incentive stock right, or limited stock appreciation right shall have no rights as a stockholder with respect to any shares covered by the stock option, incentive stock right, stock appreciation right, or limited stock appreciation right, as the case may be, until the date of issuance of a stock certificate to him for such shares related to the exercise or discharge thereof. No adjustment shall be made for the dividends or other rights for which the record date is prior to the date such stock certificate is issued.

17.      NONASSIGNABILITY OF AWARDS
         No incentive stock right, stock option, stock appreciation right, or limited stock appreciation right shall be assignable or transferable by an Eligible Participant except by will or by the laws of descent and distribution, and during the lifetime of an Eligible Participant, such incentive stock rights, stock options, stock appreciation rights, or limited stock appreciation rights may only be exercised by him.

18.      WITHHOLDING TAXES
         Whenever under the Management Plan shares are to be issued in satisfaction of stock options, incentive stock rights, stock appreciation rights, or limited stock appreciation rights granted thereunder, or pursuant to restricted share agreements, the Corporation shall have the right to require the Eligible Participant to remit to the Corporation an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares or at such later time as when the Corporation may determine that such taxes are due. Whenever under the Management Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

19.      NONEXCLUSIVITY OF THE PLAN
         Neither the adoption of the Management Plan by the Board of Directors nor any provision of the Management Plan shall be construed as creating any limitations on the power of the Board (but not the Committee) to adopt such additional compensation agreements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Management Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

20. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN The Board of Directors (but not the Committee) may at any time amend, alter, suspend, or discontinue the Management Plan, but no amendment, alteration, suspension, or discontinuation which would impair the rights of any recipient of a stock option, incentive stock right, limited stock appreciations right, or restricted share under any agreement theretofore entered into hereunder, shall be made without such recipient's consent. No amendment, alteration, suspension, or discontinuation shall be made which, without the requisite vote of the stockholders of the Corporation approving such action, would:

         (a) except as is provided in Section 12 of the Management Plan, increase the total number of shares of stock reserved for the purposes of the Management Plan; or
         (b) extend the duration of the Management Plan; or
         (c) materially increase the benefits accruing to participants under the Management Plan; or
         (d) change the category of persons who can be Eligible Participants under the Management Plan. Without limiting the foregoing, the Board of Directors may, any time or from time to time, authorize the Corporation, without the consent of the respective recipients, to issue new options or rights in exchange for the surrender and cancellation of any or all outstanding options or rights.

21.      LIMITATIONS ON EXERCISE
         Notwithstanding anything to the contrary contained in the Management Plan, any agreement evidencing any Award hereunder may contain such provisions as the Board deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto, will not apply to any stock or cash received by the holder from the Corporation.

22.      GOVERNING LAW
         The management Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

                        ADOPTION OF CORPORATE RESOLUTIONS

                         UPON UNANIMOUS WRITTEN CONSENT

                            OF THE BOARD OF DIRECTORS

                              OF U.S. BRIDGE CORP.

         The undersigned, being all of the Directors of U.S. Bridge Corp. (the "Company"), a Delaware corporation, do hereby adopt, pursuant to the Delaware General Corporation Law and the Company's By-laws, the following resolutions with the same force and effect as if same had been adopted at a meeting of the Board of Directors duly called therefor:

         RESOLVED, that the Company hereby authorizes and approves the proposal by its subsidiary, U.S. Bridge of N.Y., Inc. ("NY"), to issue an aggregate of 250,000 shares of NY common stock to certain of NY's management and employees pursuant to NY's Senior Management Incentive Plan and to file an amended Form S-8 with the SEC to register said shares and to amend the Form S-8 filed with the SEC on February 24, 1997; and it was further

         RESOLVED, that the Company be, and same hereby is, authorized to issue 250,000 shares of Common Stock (the "Common Stock"), pursuant to its Senior Management Incentive Plan (the "Plan"), as follows:

                  150,000  shares to be issued to Joseph M. Polito
                   25,000  shares to be issued to Ronald J. Polito
                   25,000  shares to be issued to Steven J. Polito
                   25,000  shares to be issued to Klarman & Associates
                   25,000 shares to be issued to Richard Miller;  and it was
                                                                         further

         RESOLVED, that the Company is authorized to prepare and file an amended Form S-8 wherein the Company shall register the aforementioned shares of Common Stock and shall amend the Form S-8 initially filed with the SEC on February 24, 1997 (which registered 686,617 shares of Common Stock underlying options) to reflect (i) the registration of 575,000 shares of Common Stock underlying options granted on December 2, 1996 to Joseph M. Polito, Ronald J. Polito, and Steven J. Polito pursuant to the Plan; (ii) the registration of 114,617 shares of Common Stock issued in December 1996, pursuant to the Plan, to certain employees and consultants of the Company; and (iii) the increase, to 2,000,000 shares, in the maximum number of shares which may be issued under the Plan (which increase was authorized by the Company's shareholders at the annual meeting held on January 8, 1997); and it was further

         RESOLVED, that the Officers of the Company be, and same hereby are, authorized and directed to take such steps and to execute and deliver for and on behalf of the Company such documents as are necessary to consummate the foregoing resolution.

         IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors, do hereby execute this consent as of the 5th day of December, 1997.



/S/Joseph M. Polito      /S/ Ronald J. Polito    /S/ Steven J. Polito
-------------------      --------------------    --------------------
   Joseph M. Polito          Ronald J. Polito        Steven J. Polito



/S/Philip Nielson
-----------------            ----------------
Philip Nielson               Marvin Weinstein

         IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Directors, do hereby execute this consent as of the 5th day of December, 1997.




/S/ Joseph M. Polito    /S/ Ronald J. Polito   /S/ Steven J. Polito
--------------------    --------------------   --------------------
    Joseph M. Polito        Ronald J. Polito       Steven J. Polito



                        /S/ Marvin Weinstein
--------------------    --------------------
Philip Nielson             Marvin Weinstein

                                   Appendix A

U.S. BRIDGE CORPORATION

1996 Bonus

         Name            Number of Shares for Bonus
         ----            --------------------------

Polito,     Joseph                 100,000

Polito,     Ronald                   2,500

Polito,     Steven                   2,500

Bauer,      John                     1,012

Althaus,    Ilene                      313

Campbeill,  George                     250

Deleone,    John                       750

Hayes,      Thomas                     650

Ortiz,      Rolando                    433

Panayi,     Michael                    818

Ramirez,    Claudia                    825

Ranaudo,    Charles                    600

Shifres,    Diana                      238

Wise,       Katherine                  188

Young,      Noah                       290

Bellone,    Thomas                     400

Maghalaes,  Rico                       350

Biskara Limited                      2,500

Total                              114,617